Exhibit 3.26

S. H. No. 213102

IN THE SUPREME COURT OF NOVA SCOTIA

IN THE MATTER OF:	The Companies Act of Nova Scotia, being Chapter 81 of the Revised Statutes of Nova Scotia, 1989 and amendments thereto

- and -

IN THE MATTER OF:	The application of Stora Enso Port Hawkesbury Limited and Newaygo Forest Products Limited for an Order approving the amalgamation of the applicants present to Section 134 of the Companies Act

ORDER

BEFORE THE HONOURABLE JUSTICE JOHN DAVID MURPHY IN CHAMBERS:

UPON READING the Originating Notice (Ex Parte Application) herein and upon reading the affidavits of Richard G. Cecchetto sworn to on December 22, 2003;

AND UPON READING the Amalgamation Agreement dated the 22nd day of December, 2003 made between Stora Enso Port Hawkesbury Limited and Newaygo Forest Products Limited (the “Amalgamation Agreement”), a copy of which is annexed hereto as Schedule “A”;

AND UPON IT APPEARING that the shareholders of the applicants have approved the Amalgamation Agreement in compliance with the provisions of subsection (4) of Section 134 of the Companies Act;

AND UPON IT APPEARING that the creditors of the applicants will not be adversely affected by the amalgamation of the applicants;

AND UPON IT APPEARING that the applicants are private companies and no useful purpose would be served by having the balance sheets on file herein produced as public documents after being examined by the Court at the hearing of this application;

AND UPON HEARING Counsel for the applicants;

IT IS HEREBY ORDERED that the applicants shall not be required to give notice to their creditors of this application and, pursuant to subsection (7) of Section 134 of the Companies Act, such notice is hereby dispensed with;

AND IT IS FURTHER ORDERED that the affidavit of Richard G. Cecchetto sworn to on the 22nd day of December, 2003 to which the balance sheets of the applicants are attached as exhibits be sealed by the Prothonotary and not opened except upon further order of this Honourable Court;

AND IT IS FURTHER ORDERED that the Amalgamation Agreement is hereby approved;

AND IT IS FURTHER ORDERED that the filing with the Registrar of Joint Stock Companies of a copy of this Order, certified under the hand of the Prothonotary and the Seal of this Court, be sufficient compliance with the provisions of subsection (9) of Section 134 of the Companies Act.

DATED at Halifax, Nova Scotia, this 29th day of December, 2003.

/s/ Ramona MacKinnon
PROTHONOTARY
Deputy

Certified to be a true and correct copy of original document herein

Date:	December 29, 2003

/s/ Ramona MacKinnon
RAMONA MacKINNON
Deputy Prothonotary

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SCHEDULE “A”

THIS AMALGAMATION AGREEMENT made this 22nd day of December, 2003;

BETWEEN:

STORA ENSO PORT HAWKESBURY LIMITED, a limited company formed by amalgamation under the Companies Act (Nova Scotia)

(“SEPH”)

-and-

NEWAYGO FOREST PRODUCTS LIMITED, a limited company continued under the Companies Act (Nova Scotia)

(“Newaygo”)

WHEREAS:

(a) SEPH was formed by amalgamation under the Companies Act (Nova Scotia) on December 31, 1980;

(b) Newaygo was continued under the Companies Act (Nova Scotia) on December 18, 2003; and

(c) It is considered desirable and in the interests of SEPH and Newaygo that they amalgamate pursuant to the provisions of Section 134 of the Companies Act (Nova Scotia);

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. SEPH and Newaygo shall be amalgamated into and continue as one company (“Amalco”) pursuant to the provisions of Section 134 of the Companies Act (Nova Scotia) effective on the later of January 1, 2004 and the day this agreement, together with an Order of the Supreme Court of Nova Scotia approving this agreement, is filed with the Nova Scotia Registrar of Joint Stock Companies pursuant to subsection 134(9) of the Companies Act (Nova Scotia).

2. The attributes and characteristics of Amalco shall be as follows:

(a)	The name of Amalco shall be “Stora Enso Port Hawkesbury Limited”;

(b)	The registered office of Amalco shall be Summit Place, 1601 Lower Water Street, P.O. Box 730, Halifax, Nova Scotia, B3J 2V1;

(c)	The authorized capital of Amalco shall be $87,500,000.00 divided into 325,000 Class A Preference shares of par value of $100.00 each and subject to the rights, privileges, restrictions and conditions set out in Schedule “A” hereto, 500,000 Class B Preference shares of par value of $10.00 each and subject to the rights, privileges, restrictions and conditions set out in Schedule “A” hereto, 500,000 Class C Preference shares of par value of $100.00 each and subject to the rights, privileges, restrictions and conditions set out in Schedule “A” hereto, and 1,500 Class PM2 Preference shares, Series 1, and 6,000 Class PM2 Preference shares, Series 2, all of which Class PM2 Preference shares of both Series shall be without nominal or par value and be subject to the rights, privileges, restrictions and conditions set out in Schedule “A” hereto, and 255,000 common shares without nominal or par value;

(d)	The liability of the members of Amalco shall be limited;

(e)	The Memorandum of Association of Amalco which, inter alia, sets out its objects and powers, shall be that attached hereto as Schedule “A”;

(f)	The names and addresses of the first directors of Amalco are:

Name	Address	Occupation
George T.H. Cooper	1601 Lower Water Street Halifax, Nova Scotia B3J 2V1	Lawyer

Peter Mersmann	181 West Madison Street Suite 4700 Chicago, Illinois 60602	Executive

Tor E. Suther	120 Pulp Mill Road Port Hawkesbury, Nova Scotia B9A 1A1	Executive

Joseph Shannon	23 Paint Street Port Hawkesbury, Nova Scotia B9A 3J7	Executive

Donald Sobey	115 King Street Stellarton, Nova Scotia B0K 1S0	Executive

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Jarmo Alm	Moskauer Str. 27 Dusseldorf, Germany D-40227	Executive

Lars Bengtsson	510 High Street Wisconsin Rapids Wisconsin 54495	Executive

and such directors shall hold office while qualified until their successors are elected in the manner provided in the Articles of Association of Amalco;

(g)	The manner of converting the authorized and issued capital of SEPH and Newaygo into that of Amalco shall be as follows:

(i)	each holder of a common share in the capital of SEPH shall be entitled to receive one (1) fully paid and non-assessable common share in the capital of Amalco for each common share in the capital of SEPH held by such holder;

(ii)	each holder of a Class B Preference share in the capital of SEPH shall be entitled to receive one (1) fully paid and non-assessable Class B Preference share in the capital of Amalco for each Class B Preference share in the capital of SEPH held by such holder;

(iii)	each holder of a Class C Preference share in the capital of SEPH shall be entitled to receive one (1) fully paid and non-assessable Class C Preference share in the capital of Amalco for each Class C Preference share in the capital of SEPH held by such holder;

(iv)	each holder of a Class PM2 Preference share, Series 1 in the capital of SEPH shall be entitled to receive one (1) fully paid and non-assessable Class PM2 Preference share, Series 1 in the capital of Amalco for each Class PM2 Preference share, Series 1 in the capital of SEPH held by such holder;

(v)	each holder of a Class PM2 Preference share, Series 2 in the capital of SEPH shall be entitled to receive one (1) fully paid and non-assessable Class PM2 Preference share, Series 2 in the capital of Amalco for each Class PM2 Preference share, Series 2 in the capital of SEPH held by such holder; and

(vi)	each of the issued and outstanding common shares and preferred shares in the capital of Newaygo, all of which will be held by SEPH at the time of the amalgamation, shall be cancelled; and

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(h)	The Articles of Association of Amalco shall be those attached hereto as Schedule “B”.

3. Amalco shall possess all the property, rights, privileges and franchises, and shall be subject to all the liabilities, contracts and debts, of SEPH and Newaygo.

4. All rights of creditors against the property, rights and assets of SEPH and Newaygo, respectively, and all liens upon the respective properties, rights, and assets shall be unimpaired by the amalgamation and all debts, contracts, liabilities and duties of SEPH and Newaygo, respectively, shall thenceforth attach to Amalco and may be enforced against it to the same extent as if such debts, contracts, liabilities and duties had been incurred or contracted by Amalco.

5. No action or proceeding by or against SEPH and Newaygo shall abate or be affected by the amalgamation, but for the purposes of such actions or proceedings SEPH and Newaygo, as the case may be, shall be deemed still to exist and Amalco may be substituted in such action or proceeding in the place of SEPH and Newaygo, as the case may be.

6. Each of SEPH and Newaygo shall execute and deliver such documents and papers and take such further actions as may be required to carry out the terms and conditions hereof and to consummate the amalgamation in accordance with this Agreement.

7. Completion of the amalgamation is subject to approval by the shareholders of each of SEPH and Newaygo in the manner specified in subsection (4) of section 134 of the Companies Act (Nova Scotia) and by a Judge of the Supreme Court of Nova Scotia as required by subsection (5) of section 134 of the Companies Act (Nova Scotia).

IN WITNESS WHEREOF the parties hereto have executed this agreement the day and year first above written.

EXECUTED In the presence of:	) )	STORA ENSO PORT HAWKESBURY LIMITED
	)	Per:	/s/ Richard G. Cecchetto
	)	Name:	Richard G. Cecchetto
		Title:	Vice-President, Finance & Administration

NEWAYGO FOREST PRODUCTS LIMITED

		Per:	/s/ Richard G. Cecchetto
	)	Name:	Richard G. Cecchetto
	)	Title:	Vice-President

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SCHEDULE “A”

COMPANIES ACT

CHAPTER 81, R.S.N.S. 1989

MEMORANDUM OF ASSOCIATION OF STORA ENSO PORT HAWKESBURY LIMITED

1	-	The name of the Company is STORA ENSO PORT HAWKESBURY LIMITED.

2	-	There are no restrictions on the objects and powers of the Company.

3	-	Pursuant to subsection (11) of Section 26 of the Companies Act, to the intent that subsection (9) of Section 26 not apply to the Company, the following powers are hereby expressly conferred upon the Company:

The Company shall have power to

(a) sell or dispose of its undertaking or a substantial part thereof;

(b) subject to the provisions of the Act with respect to reduction of capital, distribute any of its property in specie among its members; and

(c) amalgamate with any company or other body of persons.

4	-	The liability of the members is limited.

5	-	The authorized capital of the Company is $87,500,000.00 divided into 325,000 Class A Preference shares of par value of $100.00 each and subject to the rights, privileges, restrictions and conditions set out in Schedule “A” hereto, 500,000 Class B Preference shares of par value of $10.00 each and subject to the rights, privileges, restrictions and conditions set out in Schedule “B” hereto, 500,000 Class C Preference shares of par value of $100.00 each and subject to the rights, privileges, restrictions and conditions set out in Schedule “C” hereto, and 1,500 Class PM2 Preference shares, Series 1, and 6,000 Class PM2 Preference shares, Series 2, all of which Class PM2 Preference shares of both Series shall be without nominal or par value and be subject to the rights, privileges, restrictions and conditions set out in Schedule “PM2” hereto, and 255,000 common shares without nominal or par value, with power to divide the shares in the capital for the time being into several classes and/or to attach thereto respectively any preferential, common, deferred, or qualified rights, privileges or conditions, including restrictions on voting and including redemption or purchase of such shares, subject, however, to the provisions of the Companies Act and amendments thereto.

SCHEDULE “A”

STORA ENSO PORT HAWKESBURY LIMITED

RIGHTS, PRIVILEGES, CONDITIONS AND RESTRICTIONS ATTACHING TO THE COMPANY’S 5% NON-CUMULATIVE REDEEMABLE NON-VOTING PREFERENCE SHARES OF THE PAR VALUE OP $100.00 EACH.

(a) The holders of the 5% non-cumulative redeemable non-voting preference shares of the par value of $100.00 each (hereinafter called the “preference shares”), in priority to the common shares without nominal or par value (hereinafter called the “common shares”) and any other shares ranking junior to the preference shares, shall be entitled to receive and the Company shall pay thereon, as and when declared by the Board of Directors of the Company out of the moneys of the Company properly applicable to the payment of dividends, fixed preferential non-cumulative cash dividends at the rate of five per cent (5%) per annum on the amounts from time to time paid up thereon; the Board of Directors shall be entitled from time to time to declare part of the said preferential non-cumulative cash dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full; if within four (4) months after the expiration of any fiscal year of the Company the Board of Directors, in its discretion shall not declare the said dividend or any part thereof on the preference shares for such fiscal year, then the rights of the holders of the preference shares for such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished; the holders of the preference shares shall not be entitled to any dividends other than, or in excess of the cash dividends hereinbefore provided for;

(b) Except with the consent in writing of the holders of all the preference shares outstanding, no dividends shall at any time be declared or paid upon or set apart for payment on the common shares or any other shares of the Company ranking junior to the preference shares in any fiscal year unless and until the preferential non-cumulative cash dividend on all the preference shares outstanding in respect of such fiscal year has been declared and paid or set apart for payment;

(c) In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among shareholders for the purpose of winding up its affairs the holders of the preference shares shall be entitled to receive from the assets and property of the Company a sum equivalent to the amount paid up on the preference shares held by them respectively together with all declared and unpaid preferential non-cumulative cash dividends thereon before any amount shall be paid or any property or any assets of the Company distributed to the holders of any common share or shares of any other class ranking junior to the preference shares; after payment to the holders of the preference shares of the amounts so payable to them as above provided they shall not be entitled to share in any further distribution of the property or assets of the Company;

(d) The Company may at any time after the expiration of the control period of the project undertaken by the Company with the assistance of the Area Development Agency of the Federal Department of Industry (as such control period may be determined by the Department of Industry) upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding preference shares on payment for each share to be redeemed of the amount paid up thereon together with all declared and unpaid preferential noncumulative cash dividends. In case a part only of the then outstanding preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the Directors, in their discretion, shall decide or if the Directors so determine may be redeemed pro rata disregarding fractions.

(e) In the case of redemption of preference shares under the provision of clause (d) herein, the Company shall at least thirty (30) days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of preference shares to be redeemed a notice in writing of the intention of the Company to redeem such preference shares. Such notice shall be mailed in a pre-paid letter addressed to each such shareholder at his address as it so appears on the books of the Company or in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder, provided, however, that accidental failure to give any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption the Company shall pay or cause to be paid to or to the order of the registered holders of the preference shares to be redeemed the redemption price thereof on presentation and surrender at the head office of the Company or any other place designated in such notice of the certificates for the preference shares called for redemption. Such preference shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the date specified in any such notice the preference shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Company shall have the right at any time after the mailing of notice of its intention to redeem any preference shares as aforesaid to deposit the redemption price of the shares so called for redemption or of such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such preference shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the latter, the preference shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively;

(f) No class of shares may be created or issued ranking as to capital or dividends in priority to or on a parity with the preference shares nor shall the authorized amount of the preference shares be increased without the approval of the holders of the preference shares given as hereinafter specified in addition to any approval required by the Companies Act;

(g) The holders of the preference shares shall not be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or of bonds, debentures or other securities of the Company now or hereafter authorized;

(h) The holders of preference shares shall not be entitled to receive notice of nor to attend or vote at any meeting of the shareholders of the Company;

(i) The foregoing provisions, the provisions of this paragraph and the provisions of paragraph (a) hereof may be repealed, altered, modified, amended or amplified but only with the approval of the holders of the preference shares given as hereinafter specified in addition to any other approval required by the Companies Act;

(j) The approval of the holders of the preference shares as to any and all matters referred to herein may be given in writing by the holders of not less than seventy-five per cent (75%) of the outstanding preference shares or by resolution passed and sanctioned at a meeting of holders of preference shares duly called and held upon at least ten (10) days’ notice at which the holders of at least a majority of the outstanding preference shares are present or represented by proxy and carried by affirmative vote of the holders of not less than seventy-five per cent (75%) of the preference shares represented and voted at such meeting cast on a poll. If at any, such meeting the holders of a majority of the outstanding preference shares are not present or represented by proxy within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to such date being not less than fourteen (14) days later and to such time and place as may be appointed by the Chairman and at least ten (10) days’ notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of preference shares present or represented by proxy may transact business for which the meeting was originally convened and a resolution passed thereat by the affirmative votes of the holders of not less than seventy-five per cent (75%) of the preference shares represented and voted at such adjourned meeting cast on a poll shall constitute the approval of the holders of preference shares referred to above. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the Articles of Association of the Company with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of preference shares shall be entitled to one (1) vote in respect of each preference share held.

SCHEDULE “B”

STORA ENSO PORT HAWKESBURY LIMITED

RIGHTS, RESTRICTIONS, CONDITIONS AND LIMITATIONS

ATTACHING TO CLASS B PREFERENCE SHARES

The Class B Preference shares shall have a par value of Ten Dollars ($10.00) each and a redemption price of Sixty Dollars ($60.00) each and shall be non-voting (except in certain circumstances hereinafter set out), shall be redeemable at the option of the Company and shall bear a non-participating, cumulative dividend at the rate of Eight And One-Half percent (8 1/2%) per annum on the redemption value thereof. The rights, restrictions, conditions and limitations attached to the Class B Preference Shares shall be as follows:

(a) The holders of the Class B Preference Shares, in priority to the Common Shares and to the shares of any other class ranking junior to the Class B Preference Shares, shall be entitled to receive and the Company shall pay thereon if, as and when declared by the Board of Directors out of moneys of the Company properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at the rate of eight and one-half percent (8 1/2%) per annum on the redemption price thereof. The said dividends shall be payable on such date or dates in each fiscal year of the Company as may from time to time be determined by the Board of Directors and if no prior date for the payment of dividends has been selected, then such dividends shall be payable on the last day in each such fiscal year. The Board of Directors shall be entitled from time to time to declare part of the said fixed preferential dividend for any fiscal year notwithstanding that the dividend for such fiscal year shall not be declared in full. If in any such fiscal the dividend is not paid in full on all of the Class B Preference Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board of Directors of the Company on which the Company shall have sufficient moneys properly applicable to the payment of the same. The holders of the Class B Preference Shares shall not be entitled to any dividends other than or in excess of the cash dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Company or other distribution of property or assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class B Preference Shares shall be entitled to receive the redemption price of Sixty Dollars ($60.00) per Class B Preference Share together with all unpaid cumulative preferential dividends thereon (which for such purpose shall be calculated as if such dividends were accruing for the period from the expiration of the last period for which dividends have been paid up to the date of distribution) before any amount shall be paid or any property or assets of the Company distributed to the holders of any Common Shares or shares of any other class ranking junior to the Class B Preference Shares. After the payment to the holders of the Class B Preference shares of the amount so payable to them as hereinbefore provided, they shall not be entitled to share in any further distribution of the property or assets of the Company.

(c) The Company may, subject to compliance with the provisions of the Companies Act of Nova Scotia, at any time and from time to time upon ten (10) days notice to the registered holders thereof, redeem the whole or any part of the then outstanding Class B Preference Shares by payment for each Class B Preference Share to be redeemed the sum of Sixty Dollars ($60.00) per share (the “redemption price”), together with all declared and unpaid dividends thereon and an amount equal to the aggregate of the dividends which would have been paid if the same had been paid according to the terms hereof (the aggregate of such amount being hereinafter referred to as the “aggregate redemption price”). In case a part only of the then outstanding Class B Preference Shares is at any time to be redeemed pursuant to this subparagraph (c), the Class B Preference Shares so to be redeemed shall be selected by lot in such manner as the Board of Directors in its discretion shall decide, or, if the Board of Directors so determines, may be redeemed pro rata, provided that the Class B Preference Shares shall not be redeemed on a fractional basis and, in calculating the shares to be redeemed, all fractional shares shall be rounded up to the next highest number.

(d) In any case of redemption of Class B Preference Shares under the provisions of subparagraph (c) hereof, the Company, shall, at least ten (10) days before the date specified for redemption, mail to each person who, at the date of mailing, is a registered holder of Class B Preference Shares to be redeemed, a notice in writing of the intention of the Company to redeem such Class B Preference Shares. Such notice shall be mailed in a prepaid envelope addressed to each such shareholder at his address as it appears on the books of the Company or, in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder, provided, however, that accidental failure to give any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption as to the other holders. Such notice shall set out the redemption price and the date on which the redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of registered holders of the Class B Preference Shares to be redeemed the aggregate redemption price thereof on presentation and surrender at the head office of the Company, or any other place designated in such notice, of the certificates for the Class B Preference Shares called for redemption. Such Class B Preference Shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class B Preference Shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the date specified in any such notice, the Class B Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the aggregate redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case, the rights of the holders shall remain unaffected. The Company shall have the right, at any time after mailing of the notice of its intention to redeem any Class B Preference Shares as aforesaid, to deposit the aggregate redemption price of the Class B Preference Shares so called for redemption, or of such of the said Class B Preference Shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, into a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such Class B Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and, upon such deposit being made, or upon the date specified for redemption in such notice, whichever is later, the Class B Preference Shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof, after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total aggregate redemption price so deposited against presentation and surrender of the said certificates held by them respectively. The holders of Class B Preference Shares to be redeemed or any of them may waive compliance by the Company with the formalities and procedures for redemption or any of them provided by this subparagraph (d) and by subparagraph (c).

(e) The holders of Class B Preference Shares shall not be entitled as such (except as hereinafter specifically provided) to receive notice of or to attend any meeting of the shareholders of the Company and shall not be entitled to vote at any such meeting unless and until the Company shall from time to time fail to pay in the aggregate three (3) fiscal years’ cumulative preferential dividends on the Class B Preference Shares on the dates on which the same should have been paid according to the terms hereof whether or not consecutive and whether or not such dividends have been declared and whether or not there are any moneys of the Company properly applicable to the payment of dividends. Thereafter and only so long as any dividends remain in arrears on the Class B Preference Shares, the holders of the Class B Preference Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders and shall have two (2) votes for each Class B Preference Share held. The holders of Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Company and shall have one (1) vote for each Common Share held.

(f) The holders of Class B Preference Shares shall not be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or of bonds, debentures or other securities of the Company now or hereafter authorized.

(g) The provisions hereof may be repealed, altered, modified, amended or amplified only with the approval of the holders of the Class B Preference Shares given as hereinafter specified in subparagraph (h), in addition to any other vote or authorization required by the Companies Act.

(h) The approval of the holders of the Class B Preference Shares as to any and all matters referred to herein may be given in writing by all the holders of outstanding Class B Preference Shares or by resolution sanctioned at a meeting of holders of Class B Preference Shares duly called and held upon at least ten (10) days notice at which the holders of at least three-quarters ( 3/4) of the outstanding Class B Preference shares are present or represented by proxy, and carried by the affirmative vote of the holders of not less than three-quarters ( 3/4) of the Class B Preference Shares represented and voted at such meeting passed on a poll. If at any such meeting the holders of three-quarters ( 3/4) of the outstanding Class B Preference Shares are not present or represented by proxy within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to such date being not less than fourteen (14) days later, and to such time and place as may be appointed by the Chairman, and at least ten (10) days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Class B Preference Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative votes of the holders of not less than three-quarters ( 3/4) of the Class B Preference Shares represented and voted at such adjourned meeting cast on a poll shall constitute the approval of the holders of the Class B Preference Shares referred to above. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the Articles of Association of the Company with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Class B Preference Shares shall be entitled to one (1) vote in respect of each Class B Preference Share held.

SCHEDULE “C”

STORA ENSO PORT HAWKESBURY LIMITED

RIGHTS, RESTRICTIONS, CONDITIONS AND LIMITATIONS

ATTACHING TO CLASS C PREFERENCE SHARES

The Class C Preference Shares shall have a par value of One Hundred Dollars ($100.00) each and shall be non-voting, shall be redeemable at the option of the Company and shall bear a non-participating, cumulative dividend at the rate of seven and one-half percent (7 1/2%) per annum on the amounts from time to time paid up thereon. The rights, restrictions, conditions and limitations attached to the Class C Preference Shares shall be as follows:

(a) The holders of the Class C Preference Shares, in priority to the Common Shares and to the shares of any other class ranking junior to the Class C Preference Shares, shall be entitled to receive and the Company shall pay thereon if, as and when declared by the Board of Directors out of moneys of the Company properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at the rate of seven and one-half percent (7 1/2%) per annum on the amounts from time to time paid up thereon. The said dividends shall be payable on such date or dates in each fiscal year of the Company as may from time to time be determined by the Board of Directors and if no prior date for the payment of dividends has been selected, then such dividends shall be payable on the last day in each such fiscal year. The Board of Directors shall be entitled from time to time to declare part of the said fixed preferential dividend for any fiscal year notwithstanding that the dividend for such fiscal year shall not be declared in full. If in any such fiscal year the dividend is not paid in full on all of the Class C Preference Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board of Directors of the Company on which the Company shall have sufficient moneys properly applicable to the payment of the same. The holders of the Class C Preference Shares shall not be entitled to any dividends other than or in excess of the cash dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Company or other distribution of property or assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class C Preference Shares shall be entitled to receive from the assets and property of the Company a sum equivalent to the amount paid up on the Class C Preference Shares together with all unpaid cumulative preferential dividends thereon (which for such purpose shall be calculated as if such dividends were accruing for the period from the expiration of the last period for which dividends have been paid up to the date of distribution) before any amount shall be paid or any property or assets of the Company distributed to the holders of any Common Shares or shares of any other class ranking junior to the Class C Preference Shares. After the payment to the holders of the Class C Preference Shares of the amount so payable to them as hereinbefore provided, they shall not be entitled to share in any further distribution of the property or assets of the Company.

(c) The Company may, subject to compliance with the provisions of the Companies Act of Nova Scotia, at any time and from time to time upon ten (10) days notice to the registered holders thereof, redeem the whole or any part of the then outstanding Class C Preference Shares by payment for each Class C Preference Share to be redeemed of the amount paid up thereon together with all declared and unpaid dividends thereon and an amount equal to the aggregate of the dividends which would have been paid if the same had been paid according to the terms hereof (the aggregate of such amount being hereinafter referred to as the “aggregate redemption price”). In case a part only of the then outstanding Class C Preference Shares is at any time to be redeemed pursuant to this subparagraph (c), the Class C Preference Shares so to be redeemed shall be selected by lot in such manner as the Board of Directors in its discretion shall decide or, if the Board of Directors so determines, may be redeemed pro rata, provided that the Class C Preference Shares shall not be redeemed on a fractional basis and, in calculating the shares to be redeemed, all fractional shares shall be rounded up to the next highest number.

(d) In any case of redemption of Class C Preference Shares under the provisions of subparagraph (c) hereof, the Company shall, at least ten (10) days before the date specified for redemption, mail to each person who, at the date of mailing, is a registered holder of Class C Preference Shares to be redeemed a notice in writing of the intention of the Company to redeem such Class C Preference Shares. Such notice shall be mailed in a prepaid envelope addressed to each such shareholder at his address as it appears on the books of the Company or, in the event of the address of any such shareholder not so

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appearing, then to the last known address of such shareholder, provided, however, that accidental failure to give any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption as to the other holders. Such notice shall set out the aggregate redemption price and the date on which the redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of registered holders of the Class C Preference Shares to be redeemed the aggregate redemption price thereof on presentation and surrender at the head office of the Company, or any other place designated in such notice, of the certificates for the Class C Preference Shares called for redemption. Such Class C Preference Shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the Class C Preference Shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the date specified in any such notice, the Class C Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the aggregate redemption price shall not be made upon presentation of the certificate or certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Company shall have the right, at any time after mailing of the notice of its intention to redeem any Class C Preference Shares as aforesaid, to deposit the aggregate redemption price of the Class C Preference Shares so called for redemption, or of such of the said Class C Preference Shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, into a special account in any chartered bank or any trust company of Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Class C Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and, upon such deposit being made, or upon the date specified for redemption in such notice, whichever is later, the Class C Preference Shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof, after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total aggregate redemption price so deposited against presentation and surrender of the said certificates

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held by them respectively. The holders of Class C Preference Shares to be redeemed or any of them may waive compliance by the Company with the formalities and procedures for redemption or any of them provided by this subparagraph (d) and by subparagraph (c).

(e) The holders of Class C Preference Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company and shall not be entitled to vote at any such meeting.

(f) The holders of Class C Preference Shares shall not be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or of bonds, debentures or other securities of the Company now or hereafter authorized.

(g) The provisions hereof may be repealed, altered, modified, amended or amplified only with the approval of the holders of the Class C Preference Shares given as hereinafter specified in subparagraph (h), in addition to any other vote or authorization required by the Companies Act.

(h) The approval of the holders of the Class C Preference Shares as to any and all matters referred to herein may be given in writing by all the holders of outstanding Class C Preference Shares or by resolution sanctioned at a meeting of holders of Class C Preference Shares duly called and held upon at least ten (10) days notice at which me holders of at least three quarters ( 3/4) of the outstanding Class C Preference Shares are present or represented by proxy, and carried by the affirmative vote of the holders of not less than three quarters ( 3/4) of the Class C Preference Shares represented and voted at such meeting passed on a poll. If at any such meeting the holders of three quarters ( 3/4) of the outstanding Class C Preference Shares are not present or represented by proxy within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to such date being not less than fourteen (14) days later, and to such time and place as may be appointed by the Chairman, and at least ten (10) days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Class C Preference Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat

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by the affirmative votes of the holders of not less than three quarters ( 3/4) of the Class C Preference Shares represented and voted at such adjourned meeting cast on a poll shall constitute the approval of the holders of the Class C Preference Shares referred to above. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the Articles of Association of the Company with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Class C Preference Shares shall be entitled to one (1) vote in respect of each Class C Preference Share held.

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SCHEDULE “D”

STORA ENSO PORT HAWKESBURY LIMITED

Class D Preference Shares

The rights, privileges, restrictions and conditions attaching to the Class D Preference Shares hereby created are set out as follows:

1.	Dividends. The holders of the Class D Preference Shares, in priority to the holders of any shares ranking junior to the Class D Preference Shares (but subject to the rights of the holders of the Class A Preference Shares, to the rights of the holders of the Class B Preference Shares, to the rights of the holders of the Class C Preference Shares and to the rights of the holders of the Class PM2 Preference Shares), shall be entitled to receive and the Company shall pay thereon, as and when declared by the board of directors of the Company out of the moneys of the Company properly applicable to the payment of dividends, fixed cumulative preferential dividends at the rate of ten per cent (10%) per annum of the Redemption Price (as hereinafter defined) per share. The said dividends shall be payable on such date or dates in each fiscal year of the Company as may from time to time be determined by the Board of directors and, if no prior date for the payment of dividends has been selected, then such dividends shall be payable on the last day in each such fiscal year. The Board of directors shall be entitled from time to time to declare part of the said fixed preferential dividend for any fiscal year notwithstanding that the dividend for such fiscal year shall not be declared in full. If in any fiscal year the dividend is not paid in full on all of the Class D Preference Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board of directors of the Company on which the Company shall have sufficient moneys properly applicable to the payment of the same. The holders of the Class D Preference Shares shall not be entitled to any dividends other than or in excess of the cash dividends hereinbefore provided for.

2.

Redemption at the Option of the Company. The Company may, upon giving notice as hereinafter provided, redeem the whole or any part of the Class D Preference Shares on payment for each share to be redeemed of an amount equal to the Redemption Amount [as defined in clause 4. below]; not less than twenty-four (24) hours’ notice in writing of such redemption shall be given by mailing such notice to each registered holder of the Class D Preference Shares to be redeemed, specifying the date and place or places of redemption; if notice of any such redemption be given by the Company in the manner aforesaid and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank in Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the Class D Preference Shares to be redeemed shall cease after the date so fixed for redemption, and each holder thereof shall thereafter have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited; provided that, if payment of the Redemption Amount is not made on the redemption date, the rights of each holder of the said

Class D Preference Shares shall remain unaffected until payment of the Redemption Amount is made. If less than all of the Class D Preference Shares represented by any certificate or certificates are to be redeemed, each registered holder shall be entitled to receive, at the expense of the Company, a new certificate representing the Class D Preference Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be redeemed.

Such notice required to be given in this clause may be waived when and if the registered holders of Class D Preference Shares to be redeemed signify their consent to such waiver and execute a waiver in favour of the Company relieving the Company from the obligation of giving notice to such registered holders.

3.	Redeemable at the Option of the Holder. Any holder of Class D Preference Shares shall be entitled to require the Company to redeem at any time or times all or any of the Class D Preference Shares registered in the name of such holder on the books of the Company by tendering to the Company a share certificate or certificates representing the Class D Preference Shares which the registered holder desires to have the Company redeem together with a request in writing specifying:

(a)	that the registered holder desires to have all or any of the Class D Preference Shares represented by such certificate or certificates redeemed by the Company, and

(b)	the business day, being not less than twenty-four (24) hours from the date of giving such notice to the Company (in this paragraph referred to as the “redemption date”) on which the holder desires to have the Company redeem such Class D Preference Shares.

Upon receipt of a share certificate or certificates representing the Class D Preference Shares which the registered holder desires to have the Company redeem together with such a request, the Company shall on the redemption date redeem such Class D Preference Shares by paying to such registered holder the Redemption Amount in respect of each Class D Preference Share redeemed, such payment to be made by cheque payable at par at any branch of the Company’s bank for the time being in Canada. The said Class D Preference Shares shall be redeemed on the redemption date and thereafter the holder of such Class D Preference Shares shall cease to be entitled to dividends declared after such date and shall not be entitled to exercise any of the other rights of holders of Class D Preference Shares in respect thereof; provided that, if payment of the Redemption Amount is not made on the redemption date, the rights of the holder of the said Class D Preference Shares shall remain unaffected until payment of the Redemption Amount is made. If less than all of the Class D Preference Shares represented by any certificate or certificates are to be redeemed, the registered holder shall be entitled to receive, at the expense of the Company, a new certificate representing the Class D Preference Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be redeemed.

Such notice required to be given in this clause may be waived when and if the Company signifies its consent to such waiver and executes a waiver in favour of the of the registered

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holders of Class D Preference Shares wishing to have his, her or its Class D Preference Shares redeemed, relieving such holder or holders from the obligation of giving notice to the Company.

4.	Redemption Amount. The Redemption Amount of each Class D Preference Share shall equal to the sum of:

(a)	all unpaid dividends which shall have accrued thereon and which shall be treated as accruing to the date of redemption or liquidation, whichever shall first occur, and

(b)	the Redemption Price (as hereinafter defined),

the whole constituting and being herein referred to as the “Redemption Amount”.

The Redemption Price of each Class D Preference Share shall be $766.6666666 CDN. Should any taxing authority successfully allege that the Redemption Price of each Class D Preference Share so determined should be other than the designated Redemption Price, or should make or propose to make an assessment on the basis that any benefit or advantage is conferred on any person by reason of the issuance of the Class D Preference Shares, then the Redemption Price of each Class D Preference Share shall, subject to such person exhausting his, her or its rights of appeal to a tribunal or court of competent jurisdiction, be deemed always to have been the fair market value of each Class D Preference Share as determined by such taxing authority after it has consulted with the advisers of such person and the Company. If such person and the relevant taxing authority do not agree on the Redemption Price of each Class D Preference Share and such person exercises his, her or its rights of appeal to a tribunal or court of competent jurisdiction, then the Redemption Price of each Class D Preference Share shall be deemed always to have been the fair market value of each Class D Preference Share as finally determined by such tribunal or court of competent jurisdiction after such person has exhausted all rights of appeal under the relevant tax legislation or when the time to commence such appeal has completely expired, whichever occurs first. If the Redemption Price so determined exceeds the amount previously paid on the redemption of any Class D Preference Shares pursuant to the provisions of clause 2. or clause 3. hereof, the excess shall be a debt of the Company payable on demand to the shareholder whose shares were redeemed. If the Redemption Price so determined is less than the amount previously paid on any such redemption of any Class D Preference Shares, the difference shall be a debt payable on demand to the Company by the shareholder whose shares were redeemed;

5.	Mandatory Redemption. If any holder of Class D Preference Shares shall not exercise his, her or its right to request the Company to redeem all or any of the Class D Preference Shares held by him, her or it within one (1) year of the date of issue of the Class D Preference Shares, the Company shall immediately thereupon redeem all Class D Preference Shares then issued and outstanding according to the provisions set out in clause 2. above;

6.	Priority on Redemption. The Class D Preference Shares shall rank, as regards repayment of the Redemption Amount (as hereinbefore defined), in priority to all other

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classes of shares of the Company, but shall not confer any further right to participate in profits or assets. The Class D Preference Shares may be redeemed notwithstanding that shares of any other class are outstanding at the time of such redemption and are not redeemed at such time;

7.	Liquidation, Dissolution or Winding Up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class D Preference Shares shall be entitled to receive, before any distribution of any part of the assets of the Company among the holders of any of the other classes of shares of the Company, other than the Class A Preference Shares, Class B Preference Shares, Class C Preference Shares and Class PM2 Preference Shares, an amount per share equal to the Redemption Amount in respect of each Class D Preference Share, and no more; and

8.	Voting Rights. The holders of the Class D Preference Shares shall be entitled to receive notice of and to attend and shall be entitled to one (1) vote at any meeting of the shareholders of the Company for each Class D Preference Share held, except meetings at which only holders of a specified class of shares are entitled to vote.

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SCHEDULE “PM2”

STORA ENSO PORT HAWKESBURY LIMITED

Class PM2 Preference Shares, Series 1 and Series 2

The Class PM2 Preference Shares of both Series 1 and Series 2 will have attached thereto the following rights, privileges, restrictions and conditions.

1.	Part Passu Ranking of Series

The Class PM2 Preference Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, rank on a parity with the Class PM2 Preference Shares of every other series and be entitled to a preference over the shares of any other class ranking junior to the Class PM2 Preference Shares.

2.	Payment of Dividends

The holders of the Class PM2 Preference Shares, in priority to the holders of any shares ranking junior to the Class PM2 Preference Shares, (but subject to the rights of the holders of the Class A Preference Shares, to the rights of the holders of the Class B Preference Shares and to the rights of the holders of the Class C Preference Shares), shall be entitled to receive and the Company shall pay thereon, as and when declared by the board of directors of the Company out of the moneys of the Company properly applicable to the payment of dividends, fixed preferential non-cumulative dividends per share of eight percent (8%) per annum of the amount of the paid-up capital of such share.

The board of directors shall be entitled from time to time to declare part of such preferential non-cumulative dividend for any financial year notwithstanding that such dividend for such financial year shall not be declared in full.

If in any financial year of the Company the board of directors in its discretion shall not declare such dividend or any part thereof on the Class PM2 Preference Shares for such financial year, then the rights of the holders of the Class PM2 Preference Shares to such dividend or to any undeclared part thereof for such financial year shall be forever extinguished.

The holders of the Class PM2 Preference Shares shall not be entitled to any dividends other than or in excess of the preferential non-cumulative dividends hereinbefore provided for.

3.	Consent to Dividend on Junior Shares

Except with the consent in writing of the holders of all the Class PM2 Preference Shares outstanding, no dividends shall at any time be declared or paid up or set aside for payment on any shares of the Company ranking junior to the Class PM2 Preference Shares in any financial year of the Company unless and until the preferential non-cumulative dividend on all the Class PM2 Preference Shares outstanding in respect of such financial year has been declared and paid or set aside for payment.

4.	Redemption

(a)	Redemption of whole shares

(i) Subject to applicable law, the Company may upon giving notice as hereinafter provided redeem all or any number of the then outstanding Class PM2 Preference Shares on payment for each share to be redeemed of an amount which is equal to

A. the aggregate of the amount of the paid-up capital account maintained in respect of the Class PM2 Preference Shares at the particular time divided by the aggregate number of Class PM2 Preference Shares outstanding at the particular time, together with

B. an amount equal to all declared and unpaid dividends thereon

(the whole amount constituting and hereinafter being referred to as the “Redemption Price”).

Partial Redemption

(ii) If less than all the Class PM2 Preference Shares are at any time to be redeemed, the shares shall be redeemed on a pro rota basis, disregarding fractions, according to the number of Class PM2 Preference Shares held by each of the holders of the Class PM2 Preference Shares. If a part only of the Class PM2 Preference Shares represented by any certificate are to be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Company upon presentation and surrender of the first mentioned certificate.

Method of Redemption

(iii) In any case of redemption of the Class PM2 Preference Shares pursuant to this Section 4, the Company shall, not more than 90 days and not less than 30 days before the date specified for redemption, send by prepaid first class mail or deliver to each person who at a date not more than seven days prior to the date of mailing or delivery is a holder of the Class PM2 Preference Shares to be redeemed, a notice in writing of the intention of the Company to redeem the Class PM2 Preference Shares registered in the name of such holder.

Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time.

Such notice given pursuant to this Section shall set out the number of Class PM2 Preference Shares which are to be redeemed, the number of Class PM2 Preference Shares held by the person to whom it is addressed, the Redemption Price, the date specified for redemption and the office or offices of the Company and any other place or places within Canada or elsewhere at which holders of the Class PM2 Preference Shares may present and surrender certificates representing such shares for redemption.

On and after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the holders of the Class PM2 Preference Shares to be redeemed, the Redemption Price of such shares on presentation and surrender at the office of the Company designated in such notice of redemption and at any other place or places within Canada or elsewhere specified in such notice of redemption, of the certificate or certificates representing the Class PM2 Preference Shares called for redemption.

Waiver of Notice

(iv) Such notice required to be given in this Section may be waived when and if the registered holders of Class PM2 Preference Shares to be redeemed signify their consent to such waiver and execute a waiver in favour of the Company relieving the Company from the obligation of giving notice to such registered holders.

Method of Payment

(v) Payment in respect of the Class PM2 Preference Shares being redeemed shall be made by cheque in the amount of the Redemption Price payable to the holder thereof at par at any branch in Canada of any Canadian chartered bank in an amount equal to the Redemption Price or, as regards a particular holder of Class PM2 Preference Shares, by any other payment method agreed to in advance of such payment be the Company and such holder.

The sending of such cheque or the dispatch of funds in accordance with such agreed method shall satisfy and discharge all liability of the Company for the Redemption Price, to the extent of the amount represented thereby, unless such cheque is not paid on due presentation.

From and after the date specified for redemption in any such notice of redemption, the Class PM2 Preference Shares called for redemption shall cease to be entitled to dividends or any other participation in the assets of the Company and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation and surrender of the certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

The Company shall have the right, at any time after the mailing or delivery of notice of its intention to redeem Class PM2 Preference Shares, to deposit the Redemption Price of the Class PM2 Preference Shares so called for redemption, or of such of the Class PM2 Preference Shares which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account maintained by the Company with a branch of a Canadian chartered bank designated by the Company in the notice of redemption (the “Trustee”) to be paid without interest to or to the order of the respective holders of Class PM2 Preference Shares whose shares have been called for redemption, upon presentation and surrender to the Trustee of the certificates representing such shares.

Upon such deposit being made or upon the date specified for redemption in such notice, whichever is later, the Class PM2 Preference Shares in respect of which such deposit shall have been made shall be deemed to have been redeemed and the rights of the holders thereof shall be limited to receiving their proportion of the amount so deposited without interest, upon presentation and surrender to the Trustee of the certificate or certificates representing the Class PM2 Preference Shares being redeemed.

Any interest allowed on any such deposit shall belong to the Company.

Notwithstanding the foregoing, the Redemption Price, to the extent that it is represented by a cheque which has not been presented for payment or moneys on deposit with the Trustee which have not been claimed by the sixth anniversary of the relevant redemption date, shall, subject to applicable legislation, be forfeited to the Company.

(b)	Redemption of fractional shares

(i) Subject to applicable law, the Company may upon giving notice as hereinafter provided redeem a fraction of any of the then outstanding Class PM2 Preference Shares on payment for each share fraction to be redeemed of an amount which is equal to

A. the aggregate of the amount of the paid-up capital account maintained in respect of the Class PM2 Preference Shares at the particular time divided by the aggregate number of Class PM2 Preference Shares outstanding at the particular time, together with

B. an amount equal to all declared and unpaid dividends thereon multiplied by a fraction equal to the fraction of each share that is to be redeemed

(the whole amount constituting and hereinafter being referred to as the “Redemption Price”).

Partial Redemption

(ii) If less than all the Class PM2 Preference Shares are at any time to be fractionally redeemed, the share fractions shall be redeemed on a pro rata basis, according to the number of Class PM2 Preference Shares held by each of the holders of the Class PM2 Preference Shares. If a part only of the Class PM2 Preference Shares represented by any certificate are to be fractionally redeemed, new certificates representing respectively

A. the shares as to which a particular fractional redemption has occurred and

B. the shares not so fractionally redeemed,

shall be issued to the holder thereof at the expense of the Company upon presentation and surrender of the first mentioned certificate.

Method of Redemption

(iii) In any case of fractional redemption of the Class PM2 Preference Shares pursuant to this Section 4, the Company shall, not more than 90 days and not less than 30 days before the date specified for fractional redemption, send by prepaid first class mail or deliver to each person who at a date not more than seven days prior to the date of mailing or delivery is a holder of the Class PM2 Preference Shares to be fractionally redeemed, a notice in writing of the intention of the Company to fractionally redeem the Class PM2 Preference Shares registered in the name of such holder.

Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such fractional redemption, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time.

Such notice given pursuant to this Section shall set out the number of Class PM2 Preference Shares which are to be fractionally redeemed, the number of Class PM2 Preference Shares held by the person to whom it is addressed, the Redemption Price, the date specified for fractional redemption and the office or offices of the Company and any other place or places within Canada or elsewhere at which holders of the Class PM2 Preference Shares may present and surrender certificates representing such shares for fractional redemption.

On and after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the holders of the Class PM2 Preference Shares to be fractionally redeemed, the Redemption Price of such shares on presentation and surrender at the office of the Company designated in such notice of fractional redemption and at any other place or places within Canada or elsewhere specified in such notice of fractional redemption, of the certificate or certificates representing the Class PM2 Preference Shares called for fractional redemption.

Waiver of Notice

(iv) Such notice required to be given in this Section may be waived when and if the registered holders of Class PM2 Preference Shares to be fractionally redeemed signify their consent to such waiver and execute a waiver in favour of the Company relieving the Company from the obligation of giving notice to such registered holders.

Method of Payment

(v) Payment in respect of the Class PM2 Preference Shares being fractionally redeemed shall be made by cheque in the amount of the Redemption Price payable to the holder thereof at par at any branch in Canada of any Canadian chartered bank in an amount equal to the Redemption Price or, as regards a particular holder of Class PM2 Preference Shares, by any other payment method agreed to in advance of such payment be the Company and such holder.

The sending of such cheque or the dispatch of funds in accordance with such agreed method shall satisfy and discharge all liability of the Company for the Redemption Price, to the extent of the amount represented thereby, unless such cheque is not paid on due presentation.

From and after the date specified for fractional redemption in any such notice of fractional redemption, the Class PM2 Preference Shares called for fractional redemption shall cease (but only to the extent of the fraction redeemed) to be entitled to dividends or any other participation in the assets of the Company and the holders thereof (but only to the extent of the fraction redeemed) shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation and surrender of the certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

The Company shall have the right, at any time after the mailing or delivery of notice of its intention to fractionally redeem Class PM2 Preference Shares, to deposit the Redemption Price of the Class PM2 Preference Shares so called for fractional redemption, or of such of the Class PM2 Preference Shares which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such fractional redemption, to a special account maintained by the Company with a branch of a Canadian chartered bank designated by the Company in the notice of fractional redemption (the “Trustee”) to be paid without interest to or to the order of the respective holders of Class PM2 Preference Shares whose shares have been called for fractional redemption, upon presentation and surrender to the Trustee of the certificates representing such shares.

Upon such deposit being made or upon the date specified for fractional redemption in such notice, whichever is later, the Class PM2 Preference Shares in respect of which such deposit shall have been made shall be deemed to have been fractionally redeemed and the rights of the holders thereof (but only to the extent of the fraction redeemed) shall be limited to receiving their proportion of the amount so deposited without interest, upon presentation and surrender to the Trustee of the certificate or certificates representing the Class PM2 Preference Shares being fractionally redeemed.

Any interest allowed on any such deposit shall belong to the Company.

Notwithstanding the foregoing, the Redemption Price, to the extent that it is represented by a cheque which has not been presented for payment or moneys on deposit with the Trustee which have not been claimed by the sixth anniversary of the relevant fractional redemption date, shall, subject to applicable legislation, be forfeited to the Company.

5.	Voting

Except as provided by law, and as hereinafter specifically provided, the holders of the Class PM2 Preference Shares shall not be entitled to receive notice of or to vote at any meetings of shareholders.

6.	Dissolution

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders, the holders of Class PM2 Preference Shares, subject to the rights of the holders of the Class A Preference Shares, to the rights of the holders of the Class B Preference Shares and to the rights of the holders of the Class C Preference Shares, shall be entitled to receive prior to any amounts to be distributed to the holders of any shares ranking junior to the Class PM2 Preference Shares, an amount per share equal to the paid-up capital in respect of such Class PM2 Preference Shares, together with any declared but unpaid dividends in respect thereof. The holders of Class PM2 Preference Shares shall not be entitled to any further participation in the distribution of the assets of the Company except as stated in this section.

7.	Modification of Terms

The rights, privileges, restrictions and conditions attached to the Class PM2 Preference Shares may be added to, changed or removed only with the prior approval of the holders of the Class PM2 Preference Shares given as specified herein, in addition to any vote or authorization required by law or the Articles of Association of the Company.

8.	Approval Procedure

Any approval of the holders of the Class PM2 Preference Shares with respect to the modification of the rights, privileges, restrictions and conditions attached to the Class PM2 Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the outstanding Class PM2 Preference Shares or passed by the affirmative vote of at least two-thirds of the votes cast by the holders of Class PM2 Preference Shares who voted in respect of that resolution at a meeting of the holders of the Class PM2 Preference Shares duly called for that purpose at which the holders of at least 75 % of the outstanding Class PM2 Preference Shares are present in person or represented by proxy, or, if such quorum is not present at such meeting, at an adjournment thereof at which the holders of the Class PM2 Preference Shares then present in person or represented by proxy shall constitute a quorum for all purposes. The formalities to be observed with respect to proxies, the giving of notice and the conduct of any such meeting or any adjourned meeting shall be those from time to time prescribed by the Articles of Association of the Company or otherwise prescribed by law with respect to meetings of shareholders. On every poll taken at every meeting of holders of Class PM2 Preference Shares, each holder entitled to vote thereat shall be entitled to one vote for each whole or fractional Class PM2 Preference Share held by such holder.

CERTIFICATE OF AMALGAMATION

Companies Act

Registry Number

3085119

I hereby certify that

STORA ENSO PORT HAWKESBURY LIMITED

NEWAYGO FOREST PRODUCTS LIMITED

having entered into an amalgamation subsequently approved by Order of Supreme Court of Nova Scotia, have amalgamated and the name of the amalgamated company is:

STORA ENSO PORT HAWKESBURY LIMITED

and the amalgamation is approved by the Registrar of Joint Stock Companies effective this date and the company is limited.

Original Signed By :	January 1, 2004
Registrar of Joint Stock Companies	Date of Amalgamation

CERTIFICATE OF NAME CHANGE

Companies Act

Registry Number

3085119

Name of Company

STORA ENSO PORT HAWKESBURY LIMITED

I hereby certify that the above-mentioned company has with approval of the Registrar of Joint Stock Companies changed its name to:

NEWPAGE PORT HAWKESBURY LIMITED

Original Signed By :	December 21, 2007
Agent of the Registrar of Joint Stock Companies	Date of Name Change